Exhibit 99.1



PRICELINE.COM AND GENERAL ATLANTIC PARTNERS ANNOUNCE FORMATION OF
PRICELINE.COM EUROPE


         . . . PRICELINE.COM EUROPE TARGETS 4TH QUARTER 2000 PRODUCT LAUNCH

LONDON--(BUSINESS WIRE)--June 28, 2000-- Priceline.com Europe(TM) Names Senior Management Team of Dennis Malamatinas, Diageo plc Director And CEO of Burger King, and Timothy G. Brier, Former President Of U.S.-Based Priceline Travel

Priceline.com, the Name Your Own Price(TM) Internet commerce system, and General Atlantic Partners, LLC, announced today the formation of a new company called priceline.com Europe(TM) that plans to begin offering products and services starting in the fourth quarter 2000.

In addition, the new company announced the appointment of the first two members of its senior management team. Dennis Malamatinas, who is currently a director of Diageo plc and Chief Executive Officer of Burger King Corporation, will join priceline.com Europe on September 1st as its President and CEO. Timothy G. Brier, a founder and former Executive Vice President of US-based priceline.com and former President of Priceline Travel, has been named Chairman of priceline.com Europe, effective immediately.

"In the U.S., priceline.com has fundamentally transformed the way products and services are priced and sold," said Mr. Brier. "Instead of accepting the posted price on an item, consumers can set the price they want to pay and let priceline.com Europe go to work finding the requested products or services at the consumer's specified price. Savings of up to 30%, 40% or more are not unusual and, as a result, priceline.com has expanded into multiple product categories in the US and built a base of over 5.3 million unique customers, with targeted annual revenue of over $1 billion(US) in its 2nd full year of operation.

"The time has come to enable European consumers to benefit from priceline.com's unique buyer-driven e-commerce model," said Mr.
Malamatinas. "We believe that the European markets will respond favorably and quickly to this consumer pricing model."

Priceline.com Europe will license priceline.com's business model and benefit from priceline.com's expertise in technology, marketing and operations. The new company will pay priceline.com an annual licensing fee in respect of priceline.com's intellectual property. In addition, priceline.com purchased a warrant allowing priceline.com to take a majority equity stake in priceline.com Europe under certain conditions.

Until that warrant is exercised, priceline.com will not hold an equity stake and financial results from the new company will not be included in priceline.com's financial statements. General Atlantic Partners is providing significant financial support through its purchase of equity securities in the new company, as well as additional operational and strategic support through its expert professional staff.

"Today's announcement of priceline.com Europe is yet another example of priceline.com's commitment to bring our unique commerce system to markets throughout the world," said Richard S. Braddock, Chairman of priceline.com. "Given the importance of the European markets, we're pleased that operations will begin with such a strong core management team. Tim Brier brings to the business years of experience in the Internet and travel industries, as well as being one of the founders of priceline.com. Dennis Malamatinas is a world-class executive with extensive experience running international businesses."

"As one of priceline.com's earliest investors, General Atlantic Partners is pleased to extend and broaden our relationship through our investment in priceline.com Europe," said Florian Wendelstadt, a Principal of General Atlantic's London operations. "Priceline.com has clearly shown itself to be one of the most compelling consumer and business propositions on the Internet. It is one of the top e-commerce businesses and has a proven and sustainable business model in the US. Therefore, we are excited to extend the model to the European markets."

"We're very pleased to have the support of General Atlantic as we build priceline.com Europe," added Mr. Brier. "Their track record, their role in helping develop priceline.com's US business, and their value-added approach make them priceline.com Europe's ideal partner."

Priceline.com Europe initially expects to offer Name Your Own Price(TM) services for leisure airline tickets, hotel rooms, rental cars and long distance telephone calling. Specific product roll-out timetables will be announced in the future.

Priceline.com Europe is priceline.com's third international expansion. In January, priceline.com announced an alliance with Hutchison Whampoa Limited to introduce priceline.com's buyer-driven commerce platform in China and Hong Kong, India, Taiwan, Indonesia, Singapore, Thailand, Korea, Malaysia, the Philippines and Vietnam. In February, priceline.com announced plans to create a new company, called MyPrice, to bring its commerce system to Australia and New Zealand. The deals for both of these ventures were completed in June.

About priceline.com Europe's management team Dennis Malamatinas, 45, will become President and CEO of priceline.com Europe on September 1st. Currently, he is a director of Diageo plc and CEO of Burger King Corporation. (Diageo plc is a global consumer goods company formed by the merger of Grand Metropolitan plc and Guinness plc in 1997. With over $20 billion(US) in sales, Diageo's portfolio of food and drink brands includes Smirnoff, Johnnie Walker, J&B, Gordon's Pillsbury, Haagen-Dazs, Guinness and Burger King). Mr. Malamatinas also serves on the Board of Directors of Reuters plc (RTR.L). He has extensive international management experience and has managed companies in the U.S., Asia, the Far East, the former Soviet Union, Europe, the Middle East and Latin America. Mr. Malamatinas has lived in eight countries and speaks English, Greek, Italian and French, as well as some Spanish and Dutch.

Mr. Malamatinas became CEO of Burger King Corporation in 1997 and spearheaded Burger King's international expansion, turning it into a strong profit-making operation with increased market share in all of the company's key markets. Burger King operates 11,000 restaurants in 56 countries with $11 billion in sales.

From 1995 to 1997, he was Executive Director and President of International Distillers and Vintners' Asia Pacific region. (IDV is a unit of Grand Metropolitan plc). From 1991 to 1995, Mr. Malamatinas was President and CEO of the Pierre Smirnoff Company, where he developed Smirnoff's highly successful global positioning and advertising strategy, and IDV Managing Director for the former Soviet Union. From 1989 to 1991, he was President and CEO of Grand Metropolitan's Metaxa Distillers.

From 1986 to 1989, Mr. Malamatinas held several positions with Pepsico, including President and CEO of Pepsicola Italia. Mr. Malamatinas began his career with Procter & Gamble in 1979, where he held a number of brand management positions in Europe, the Middle East and Latin America. Mr. Malamatinas also is one of the five founding members of President Clinton's Welfare to Work reform initiative.

Mr. Malamatinas will report to priceline.com Europe Chairman Timothy G. Brier, 52, who was a founder and former Executive Vice President of US-based priceline.com and President of Priceline Travel. Mr. Brier is a longtime Internet, technology and travel services veteran. Before co-founding priceline.com in 1997, he was President of CAP Systems, a US company that provides affinity and customized marketing programs to the travel industry. From 1990 to 1995 he was Vice President of Marketing for Continental Airlines. Prior to that, Mr. Brier was Vice President of Market Planning for Pan American World Airways and Vice President of Marketing for TWA. During his tenure at TWA, he was Managing Director for the airline's UK and Ireland operations.

"We are very fortunate to have two world-class managers at the helm of priceline.com Europe," said Mr. Wendelstadt of General Atlantic. "The combination of Tim's experience building the priceline.com business in the US, with Dennis' leadership, brand-building and international strengths, gives us a potent combination to quickly expand the priceline.com business model throughout Europe."

About General Atlantic Partners

General Atlantic Partners, LLC focuses exclusively on investing in information-technology, Internet and Internet-enabled businesses globally and at all stages of development. The firm has more than $10 billion in capital under management and $4 billion of capital available for investment. General Atlantic has invested in over 80 companies, including E*Trade Group, priceline.com, Proxicom, Belle Systems and Exult. The firm is unique in its global perspective on information technology, its worldwide presence, its long-term approach to investments, and its commitment to provide sustained strategic assistance aimed at creating maximum value for its portfolio companies. General Atlantic (www.gapartners.com) has offices in Greenwich (Connecticut), New York, Reston, London, Singapore, Tokyo, Hong Kong and Sao Paulo.

About priceline.com

Priceline.com is the Name Your Own Price(TM) Internet pricing system, protected by US patents. In the US, priceline.com provides services across four broad product categories: a travel service that offers leisure airline tickets, hotel rooms and rental cars; a personal finance service that offers home mortgages, refinancing and home equity loans through an independent licensee; an automotive service that offers new cars, and a telecommunications service that offers long distance calling services. Priceline.com licenses its business model to independent licensees, including Priceline WebHouse Club, Inc., which offers a Name Your Own Price service for groceries and gasoline; PricelineMortgage , Priceline Perfect YardSale, Inc., a local-market, consumer-to- consumer selling service, and certain international licensees.

In these arrangements, priceline.com generally receives royalties for licensing its intellectual property. Priceline.com also holds securities carrying the right to purchase a significant equity stake in the licensees under certain conditions. Unless those rights are exercised, the results of licensee operations will not be included in priceline.com's financial statements.

Information about forward looking statements

This press release may contain forward-looking statements. Expressions of future goals and similar expressions including, without limitation, "may," "will," "should," "could," "expects," "does not currently expect," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company's actual results to differ materially from those described in the forward-looking statements: inability to successfully expand the Company's business model both horizontally and geographically; management of the Company's rapid growth; adverse changes in the Company's relationships with airlines and other product and service providers; systems-related failures; the Company's ability to protect its intellectual property rights; the effects of increased competition; anticipated losses by the Company and its licensees; legal and regulatory risks and the ability to attract and retain qualified personnel. For a detailed discussion of these and other factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements, please refer to the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission.

Contact:          Connors Communications
                  Simon Hill, (020) 7838 2695
or Elaine Marshall, (020) 7838 2696
or
priceline.com
Mike Darcy, 001-203-299-8168
mike.darcy@priceline.com
or
Kekst and Company for General Atlantic Partners
Adam Weiner or Caroline Gentile
001-212-521-4823
adam-weiner@kekst.com
caroline-gentile@kekst.com